                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MAIN STREET AND MAIN INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    ----------------------------------------------------------------------------

    2) Form, Schedule or Registration No.

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    3) Filing party:

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    4) Date filed:

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                                   MAIN STREET
                              AND MAIN INCORPORATED
                 -----------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 14, 1997
                 -----------------------------------------------


   The Annual Meeting of Stockholders of Main Street and Main Incorporated, a Delaware corporation (the "Company"), will be held at 11:00 a.m., on Monday, July 14, 1997, at the Crown Sterling Suites, 2630 East Camelback Road, Phoenix, Arizona, for the following purposes:

   1. To elect directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

   2. To approve an amendment to the Company's Restated Certificate of Incorporation to permit the Board of Directors of the Company to reduce the amount of authorized shares of Common Stock from 40,000,000 to 25,000,000 and Serial Preferred Stock from 5,000,000 to 2,000,000.

   3. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 29, 1997.

   4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on May 30, 1997 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the Meeting in person. To assure your representation at the Meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she previously has returned a proxy.

                                        Sincerely,

                                        /s/ Mark C. Walker
                                        Mark C. Walker
                                        Secretary
Phoenix, Arizona
May 30, 1997

                        MAIN STREET AND MAIN INCORPORATED
                        5050 NORTH 40TH STREET, SUITE 200
                             PHOENIX, ARIZONA 85018

                 -----------------------------------------------
                                 PROXY STATEMENT
                            VOTING AND OTHER MATTERS
                 -----------------------------------------------


GENERAL

   The enclosed proxy is solicited on behalf of Main Street and Main Incorporated, a Delaware corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 11:00 a.m.on Monday, July 14, 1997 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Crown Sterling Suites, 2630 East Camelback Road, Phoenix, Arizona.

   These proxy solicitation materials were mailed on or about June 16, 1997, to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

   Stockholders of record at the close of business on May 30, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 9,968,491 shares of the Company's Common Stock, $.001 par value (the "Common Stock").

   The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each Stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote (assuming that a quorum is present) is required for the election of directors, the approval of an amendment to the Company's Restated Certificate of Incorporation, and for the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 29, 1997.

   Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

   When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted "for" the election of the nominees set forth in this Proxy Statement, "for" the approval of an amendment to the Company's Restated Certificate of Incorporation, and "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 29, 1997.

REVOCABILITY OF PROXIES

   Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

SOLICITATION

   The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

   The 1996 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials. The information contained in the "Compensation Committee's Report on Executive Compensation" below and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   The Company will provide upon written request, without charge to each stockholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K for the year ended December 30, 1996 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices at 5050 North 40th Street, Suite 200, Phoenix, Arizona 85018.

                              ELECTION OF DIRECTORS

NOMINEES

   The Company's Bylaws provide that the Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. All directors are elected at each annual meeting of the Company's stockholders for a term of one year and hold office until their successors are elected and qualified.

   A board of seven directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of the office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until a successor has been elected and qualified.

   The following table sets forth certain information regarding the directors and executive officers of the Company:

 NAME                   AGE POSITIONS AND OFFICES PRESENTLY HELD WITH THE COMPANY
--------------------- ----- ------------------------------------------------------
John F. Antioco ......47    Chairman of the Board
Bart A. Brown, Jr.  ..65    President, Chief Executive Officer, and Director
Gerard T. Bisceglia  .47    Executive Vice President, Chief Operating Officer, and
                              Director
Joe W. Panter ........41    Executive Vice President and Director
Mark C. Walker .......36    Vice President -- Finance, Chief Financial Officer,
                              Secretary, and Treasurer
Jane Evans(1) ........52    Director
John C. Metz(1) ......57    Director
Steven A. Sherman(1)  51    Director

----------
(1) Member of the Audit and Compensation Committees.

   John F. Antioco has served as Chairman of the Board of Directors since August 9, 1996 and as a director of the Company since January 8, 1996. Mr. Antioco has served as President and Chief Executive Officer of Taco Bell Corp. since
September 1996. Mr. Antioco served as the Chairman of Circle K Corporation, a publicly held company ("Circle K"), from August 1995 until May 1996 and as President and Chief Executive Officer of Circle K from July 1993 until May 1996. Mr. Antioco joined Circle K as Chief Operating Officer in September 1991. Mr. Antioco was Chief Operating Officer of Pearle Vision Centers, Inc. from June 1990 to August 1991. From 1970 to 1990, Mr. Antioco held various positions with The Southland Corporation.

   Bart A. Brown, Jr. has been the President and Chief Executive Officer of the Company since December 16, 1996. Mr. Brown was affiliated with Investcorp International, N.A., an international investment banking firm, from April 1996 until December 1996. Mr. Brown served as the Chairman and Chief Executive Officer of Color Tile, Inc. at the request of Investcorp International, Inc., which owned all of its Common Stock, from September 1995 until March 1996, shortly after Color Tile, Inc. filed under Chapter 11 of the United States Bankruptcy Code. Mr. Brown served as Chairman of the Board of the Circle K Corporation from June 1990, shortly after its filing for reorganization under Chapter 11 of the United States Bankruptcy Code, until September 1995. From September 1994 until September 1996, Mr.

Brown served as the Chairman and Chief Executive Officer of Spreckels Industries, Inc., a publicly held company. Mr. Brown engaged in the private practice of law from 1963 through 1990 after seven years of employment with the Internal Revenue Service.

   Gerard T. Bisceglia has served as Executive Vice President, Chief Operating Officer, and a director of the Company since November 4, 1996. Mr. Bisceglia served as Vice President -- Manufacturing and Distribution of the Circle K Corporation from August 1992 to April 1996, as Vice President -- Retail of The Ralston Purina Co. from February 1991 to August 1992, as Senior Product Manager for The Southland Corporation from April 1987 until February 1991, and as a National Sales Manager with The Southland Corporation from April 1972 until April 1987.

   Joe W. Panter has served as Executive Vice President of the Company since December 16, 1996 and as a director of the Company since July 7, 1994. Mr. Panter served as Chief Executive Officer of the Company from January 1, 1996 until December 16, 1996 and as President of the Company from April 26, 1994 until December 16, 1996. Mr. Panter served as Chief Financial Officer of the Company from June 5, 1990 until January 1, 1996, as Senior Vice President of the Company from October 19, 1993 until April 26, 1994, as Secretary and Treasurer of the Company from June 5, 1990 until May 4, 1994, and as Vice President of the Company from June 5, 1990 until October 19, 1993. Mr. Panter was Chief Financial Officer of K-Lin Corporation, a Scottsdale, Arizona-based entertainment and leisure company, from September 1987 until January 1990. Mr. Panter was Executive Vice President of Elcor Financial Corporation, an Arizona-based real estate investment and management company, from May 1983 until September 1987.

   Mark C. Walker has served as Chief Financial Officer of the Company since January 1, 1996. Treasurer of the Company since May 4, 1994, Vice President -- Finance since July 7, 1994, and Secretary since June 27, 1995. Mr. Walker was the Controller of Executone Information Systems, Inc. from November 1986 until joining the Company in March 1993. Mr. Walker was employed by Ernst and Young, an international public accounting firm, from August 1982 until November 1986, most recently as an audit manager. Mr. Walker, a Certified Public Accountant and Certified Management Accountant, is a member of the Arizona State Society of CPAs, the American Institute of CPAs and the Institute of Management Accountants.

   Jane Evans has served as a director of the Company since March 10, 1997. Ms. Evans has served as President and Chief Operating Officer of Smart TV since April 1995. Ms. Evans served as Vice President and General Manager of U.S. West Communications, Home and Personal Services from February 1991 until March 1995, as President and Chief Executive Officer of Interpacific Retail Group from March 1989 until January 1991, as a General Partner of Montgomery Securities from January 1987 until February 1989, as President and Chief Executive Officer of Monet Jewelers from May 1984 until December 1987, as Executive Vice President -- Fashion Group of General Mills, Inc. from October 1979 until April 1984, as Vice President -- Corporate Development of Fingerhut from November 1977 until September 1979, as President of Butterick Fashions from May 1974 until October 1977, and as President of the I. Miller Division of Genesro, Inc. from May 1970 until May 1973. Ms. Evans serves on the Boards of Directors of the Philip Morris Companies, Inc.; Georgia-Pacific Corp.; Kaufman & Broad Home Corp.; and Edison Bros. Stores, Inc.

   Steven A. Sherman has served as a director since June 5, 1990. Mr. Sherman served as the Chairman of the Company from June 5, 1990 until August 9, 1996, as Chief Executive Officer of the Company from June 5, 1990 until January 1, 1996, and as the President of the Company from January 15, 1993 until April 26, 1994. Mr. Sherman has been a principal of a merchant banking organization called the Sherman Group since its formation in July 1988. Mr. Sherman also has served as Chairman of the Board and President of Novatel Wireless, Inc. since 1996. In addition, Mr. Sherman has served as the Chairman of the Board of Vodavi Technology, Inc., a company involved in the design, development and distribution of telephones, telephone systems, and related products, since its founding in April 1994. Mr. Sherman was Chairman of the Board of Executone Information Systems, Inc. (formerly Vodavi Technology Corporation, a provider of information systems, which was founded by Mr. Sherman) from 1983 until his resignation in July 1988 and a director of Executone from 1983 until his resignation in January 1990. In April 1994, Vodavi Technology, Inc. purchased the business of the Vodavi Communications Division from Executone Information Systems, Inc.

   John C. Metz has served as a director of the Company since April 1, 1996. Mr. Metz has served as Chairman and Chief Executive Officer of Metz Enterprises, Inc., a contract food management and retail restaurant company, since 1987. Mr. Metz also is a director of Longhorn Steaks, Inc., a chain of approximately 60 Texas-style roadhouse casual dining restaurants.

   There are no family relationships among any of the Company's directors and executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Company's Bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed two committees. The Audit Committee reviews the annual financial statements, the significant accounting issues, and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit-related matters that may arise during the year. The Compensation Committee makes recommendations to the Board of Directors concerning remuneration arrangements for senior management and directors. The Board of Directors has not appointed any other committees.

   The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 30, 1996. The Company's Audit Committee met separately at one formal meeting during the fiscal year ended December 30, 1996, and the Company's Compensation Committee met separately at one formal meeting during the fiscal year ended December 30, 1996. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all Committees of the Board on which such director was a member.

DIRECTOR COMPENSATION

   During 1996 the Company's non-employee directors received $5,000 in annual compensation plus $500 for each Board of Directors meeting attended. Beginning in 1997, each non-employee director will receive $15,000 in annual compensation plus $1,000 for each Board of Directors meeting attended and $500 for each telephonic Board of Directors meeting. The Company reimburses the costs and expenses for each director attending meetings of the Board of Directors. Each non-employee director of the Company will receive automatic grants of options pursuant to the 1995 Plan.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

   The following table sets forth, for the periods indicated, the compensation received by the Company's Chief Executive Officer and its other executive officers whose annual salary and bonus exceeded $100,000 for the fiscal year ended December 30, 1996.

                          SUMMARY COMPENSATION TABLE


                                                           LONG TERM
                                                          COMPENSATION
                                                        --------------
                                                             AWARDS
                                                        --------------
                                                           SECURITIES
                                    ANNUAL COMPENSATION    UNDERLYING
NAME AND PRINCIPAL POSITION   YEAR  SALARY($)  BONUS($)    OPTIONS(#)
--------------------------- ------ ---------- --------- --------------
Steven A. Sherman,          1996   $193,739     --            --
 Chairman of the Board(1)   1995    347,454     --            --
                            1994    352,160   $50,736         --

Joe W. Panter,              1996   $205,400     --          90,000 (3)
 President and              1995    197,595     --            --
Chief Executive Officer(2)  1994    198,879   $50,736         --

John F. Antioco             1996      --        --         800,000 (4)
 Chairman of the Board

Bart A. Brown, Jr.          1996      --  (5)   --         250,000 (5)
 President and Chief
 Executive Officer


----------------
(1) Mr. Sherman served as Chairman of the Board of the Company from June 5, 1990 until August 9, 1996, as Chief Executive Officer of the Company from June 1990 until January 1, 1996, and as President of the Company from January 15, 1993 until April 26, 1994.
(2) Mr. Panter served as Chief Executive Officer of the Company from January 1, 1996 until December 16, 1996, as President of the Company from April 26, 1994 until December 16, 1996, as Chief Financial Officer of the Company from June 5, 1990 until January 1, 1996, as Senior Vice President of the Company from October 19, 1993 until April 26, 1994, as Secretary and Treasurer of the Company from June 5, 1990 until May 4, 1994, and as Vice President of the Company from June 5, 1990 until October 19, 1993.
(3) The options granted to Messrs. Sherman and Panter in 1996 were at an exercise price of $4.00 per share (which exceeded the fair value of the shares on the date of grant), which are exercisable ratably over a three-year period.
(4) The options granted to Mr. Antioco were at exercise prices of $2.00 to $5.00 per share and vest over a three-year period.
(5) Mr. Brown served as President and Chief Executive Officer of the Company from December 16, 1996 through December 30, 1996 for no cash compensation. The options granted to Mr. Brown were at exercise prices of $2.00 to $5.00 per share and vest over a two-year period.

    Officers and key personnel of the Company are eligible to receive stock options under the Company's 1990 and 1995 Stock Option Plans will be eligible to receive stock options and awards pursuant to the 1995 Plan. Executive Officers serve at the discretion of the Board of Directors. See "Employment Agreements."

OPTION GRANTS

   The following table provides information on stock options granted to the Company's executive officers during the fiscal year ended December 30, 1996.

                      OPTION GRANTS IN LAST FISCAL YEAR


                           INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------
                                                                             POTENTIAL
                                                                         REALIZABLE VALUE
                                                                         AT ASSUMED ANNUAL
                      NUMBER OF                                         RATES OF STOCK PRICE
                     SECURITIES    % OF TOTAL                          APPRECIATION FOR OPTION
                     UNDERLYING     OPTIONS     EXERCISE                       TERM
                      OPTIONS     GRANTED IN     PRICE     EXPIRATION  -------------------
        NAME        GRANTED(#)(1) FISCAL YEAR    ($/SH)       DATE       5%($)    10%($)
------------------- ------------ ------------- ---------- ------------ --------- ---------
Steven A. Sherman  . 40,000      2.4%          $4.00      2006         $     0   $     0
Joe W. Panter ...... 90,000      5.4%          $4.00      2006         $     0   $     0
John F. Antioco  ...400,000      23.9%         $2.00      2006         $40,000   $80,000
                    200,000      12.0%         $3.00      2006         $     0   $     0
                    200,000      12.0%         $5.00      2006         $     0   $     0
Bart A. Brown, Jr.  100,000      6.0%          $2.00      2006         $     0   $   547
                     50,000      3.0%          $3.00      2006         $     0   $     0
                     50,000      3.0%          $4.00      2006         $     0   $     0
                     50,000      3.0%          $5.00      2006         $     0   $     0
Gerard T. Bisceglia  50,000      3.0%          $2.00      2006         $     0   $     0
                     50,000      3.0%          $3.00      2006         $     0   $     0
                     50,000      3.0%          $4.00      2006         $     0   $     0
                     50,000      3.0%          $5.00      2006         $     0   $     0
Mark C. Walker ..... 35,000      2.1%          $4.00      2006         $     0   $     0

-------------------
(1) The options were granted at or above the fair value of the shares on the date of grant and have a 10-year term.

OPTION HOLDINGS

   The following table provides information on options exercised in the last fiscal year by the Company's executive officers and the value of their unexercised options at December 30, 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                       NUMBER OF
                                                      SECURITIES       VALUE OF
                                                      UNDERLYING      UNEXERCISED
                                                      UNEXERCISED    IN-THE-MONEY
                                                      OPTIONS AT      OPTIONS AT
                                                     FY-END (#)(1)   FY-END ($)(2)
                     SHARES ACQUIRED VALUE REALIZED  EXERCISABLE/    EXERCISABLE/
        NAME         ON EXERCISE (#)      ($)        UNEXERCISABLE   UNEXERCISABLE
------------------- --------------- -------------- --------------- ---------------
Steven A. Sherman  .       --               --       13,333/126,666     $0/$0
Joe W. Panter ......       --               --         35,937/7,813     $0/$0
John F. Antioco  ...       --               --      217,500/600,000     $0/$0
Bart A. Brown, Jr.         --               --      100,000/150,000     $0/$0
Gerard T. Bisceglia        --               --       50,000/154,000     $0/$0
Mark C. Walker .....       --               --        11,667/27,333     $0/$0

------------------
(1) Amounts  reflect  options  outstanding  as of  December  30,  1996.
(2) The exercise price of such options was in excess of the fiscal year end value of the Company's Common Stock of $1 5/8 per share.

1990 STOCK OPTION PLAN

   On July 25, 1990, the Company's Board of Directors adopted, and on July 1, 1991 the Company's stockholders approved, the 1990 Stock Option Plan (the "1990 Plan"). The 1990 Plan provides for the granting of both incentive stock options and nonstatutory stock options to qualified employees and non-employee directors. The 1990 Plan also provides for various other incentive awards, including "Stock Appreciation Rights." Options granted under the 1990 Plan generally cannot be exercised for at least one year and typically can only be exercised in installments of an equal number of shares over a three- to five-year period. As of March 31, 1997, 64,325 shares of Common Stock have been issued upon exercise of options granted pursuant to the 1990 Plan and there were outstanding options to purchase 111,500 shares of Common Stock under the 1990 Plan. No incentive awards other than stock options have been granted under the 1990 Plan. The Company has reserved an additional 74,175 shares of Common Stock for issuance under the 1990 Plan.

   The exercise price of all incentive stock options and options granted to directors under the 1990 Plan must be at least equal to the fair market value of the shares on the date of the grant or, in the case of incentive stock options granted to the holder of 10% or more of the Company's Common Stock (a "10% Stockholder"), at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years (five years in the case of a 10% Stockholder).

   The 1990 Plan provides for its administration in accordance with the requirements of Rule 16b-3 under the Exchange Act. The 1990 Plan currently is administered by a committee of directors who are "disinterested persons" chosen by the Board of Directors to administer the 1990 Plan (the "Committee"). The Committee has discretionary authority, subject to certain restrictions, to determine the individuals to whom, the times at which, and, with respect to nonstatutory stock options, the exercise price for which options will be granted. Notwithstanding the foregoing, the 1990 Plan provides that the Company will not grant any nonstatutory stock options to purchase shares at an exercise price of less than 85% of the fair market value of such shares on the date of the grant.

1995 STOCK OPTION PLAN

GENERAL

   The 1995 Plan is divided into two programs: the Discretionary Grant Program (the "Discretionary Program") and the Automatic Grant Program (the "Automatic Program"). The Discretionary Program provides for the grant of options to acquire Common Stock of the Company ("Options"), the direct grant of Common Stock ("Stock Awards"), the grant of stock appreciation rights ("SARs"), and the grant of other cash awards ("Cash Awards") (Stock Awards, SARs, and Cash Awards are collectively referred to herein as "Awards"). The Automatic Program provides for the automatic grant of options to acquire the Common Stock of the Company to non-employee members of the Company's Board of Directors.

   The 1995 Plan states that it is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Common Stock, stock awards, or any other type of award. To the extent permitted by applicable law, the Company may issue any other options, warrants, or awards other than pursuant to the 1995 Plan without stockholder approval. Shares Subject to the Plan

   A maximum of 325,000 shares of Common Stock of the Company may be issued under the 1995 Plan. If any Option or SAR terminates or expires without having been exercised in full, stock not issued under such Option or SAR will again be available for the purposes of the 1995 Plan. If any change is made in the stock subject to the 1995 Plan or subject to any Option or SAR granted under the 1995 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the 1995 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the 1995 Plan and the number of shares and exercise price per share of stock subject to outstanding Options or Awards. There were outstanding Options to acquire 235,000 shares of the Company's Common Stock under the 1995 Plan as of March 31, 1997. See "Executive Compensation -- Option Grants."

Eligibility and Administration

   Options and Awards may be granted pursuant to the Discretionary Program only to persons ("Eligible Persons") who at the time of grant are either (i) key personnel (including officers and directors) of the Company, or (ii) consultants and independent contractors who provide valuable services to the Company. Options granted pursuant to the Discretionary Program may be incentive stock options or non-qualified stock options. Options that are incentive stock options may be granted only to key personnel of the Company who are also employees of the Company. To the extent that granted Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code of 1986, as amended.

   The Eligible Persons under the Discretionary Grant Program are divided into two groups, and there is a separate administrator (each a "Plan Administrator") for each group. One group consists of the executive officers and directors of the Company and persons who own 10% or more of the Company's issued and outstanding stock. The power to administer the 1995 Plan with respect to those persons is vested exclusively with the Board of Directors or a committee (the "Senior Committee") comprised of two or more non-employee directors who are appointed by the Board of Directors. The power to administer the 1995 Plan with respect to the remaining Eligible Persons is vested with the Board of Directors of the Company or with a committee of two or more directors appointed by the Board of Directors. Each Plan Administrator determines (i) which of the Eligible Persons in its group will be granted Options and Awards; (ii) the amount and timing of the grant of such Options and Awards; and (iii) such other terms and conditions as may be imposed by the Plan Administrator consistent with the 1995 Plan. The maximum number of shares of stock with respect to which Options or SARs may be granted to any employee (including officers) during the term of the 1995 Plan may not exceed 50% of the shares of Common Stock covered by the 1995 Plan. Terms and Conditions of Options; Exercise of Options

   Each Plan Administrator will determine the expiration date, maximum number of shares purchasable, and the other provisions of the Options at the time of grant. Options may be granted for terms of up to 10 years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon the grant of the Options. However, a Plan Administrator has the discretion to provide for the automatic acceleration of the vesting of any Options or Awards granted under the Discretionary Grant Program in the event of a "Change in Control," as defined in the 1995 Plan.

   Each Plan Administrator also will determine the exercise prices of Options at the time of grant. However, the exercise price of any Option intended to be an incentive stock option may not be less than 100% of the fair market value of the Common Stock at the time of the grant (110% if the Option is granted to a person who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). To exercise an Option, the optionholder will be required to deliver to the Company full payment of the exercise price for the shares as to which the Option is being exercised. Generally, Options can be exercised by delivery of cash, check, or shares of Common Stock of the Company. Termination of Employment or Services

   Except as otherwise allowed by the Plan Administrator, Options and Awards granted under the 1995 Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the holder and, during the lifetime of the holder, are exercisable only by such holder. In the event of the termination of the holder's services with the Company, other than for death or disability, the holder may exercise any Options or SARs that are vested but unexercised on the date his or her service is terminated until the earlier of
(i) 90 days after the date of termination of service, or (ii) the expiration date of the Options or SARs. However, termination of employment at any time for cause immediately terminates all Options or SARs held by the terminated employee. If termination is by reason of disability, however, the holder may exercise his or her Options or SARs until the earlier of (i) 12 months after the termination of service, or (ii) the expiration of the term of the Option or SAR. If the holder dies while in service to the Company, the holder's estate or successor by bequest or inheritance may exercise any Options or SARs that the holder was entitled to exercise on the date of his or her death at any time until the earlier of (i) the period ending three months after the holder's death, or (ii) the expiration of the term of the Option or SAR. Awards

   SARs will entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price on the date the SAR was granted or became effective to the market value of the Common Stock on the date first exercised or surrendered. Stock Awards will entitle the recipient to receive shares of the Company's Common Stock directly. Cash Awards will entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of the Common Stock or other securities of the Company. The Plan Administrators may determine such other terms, conditions, or limitations, if any, on any Awards granted pursuant to the 1995 Plan. Automatic Options

   The Automatic Program provides for the automatic grant of Options ("Automatic Options") to non-employee directors of the Company. Each non-employee director serving on the Board of Directors on the date of the adoption of the 1995 Plan received Automatic Options to acquire 7,500 shares of Common Stock, and each subsequent newly elected non-employee member of the Board of Directors will receive Automatic Options to acquire 15,000 shares of Common Stock on the date of his or her first appointment or election to the Board of Directors. In addition, Automatic Options to acquire 2,500 shares of Common Stock will be granted to each non-employee director at the meeting of the Board of Directors held immediately after each annual meeting of stockholders. A non-employee member of the Board of Directors is not eligible to receive the 2,500 share Automatic Option if that grant date is within 90 days of such non-employee member receiving the 15,000-share Automatic Option. Automatic Options become exercisable and vest immediately upon grant, except that no Automatic Options will vest until the approval of the 1995 Plan by the Company's stockholders.

   The exercise price per share of Automatic Options will be equal to 100% of the fair market value of the Company's Common Stock (as defined in the 1995
Plan) on the date such Automatic Options are granted. Each Automatic Option expires on the tenth anniversary of the date on which an Automatic Option grant was made. In the event the non-employee director ceases to serve as a member of the Board of Directors or dies while serving as a director, the optionholder or the optionholder's estate or successor by bequest or inheritance may exercise any Automatic Options vested at the time of cessation of service until the earlier of (i) 90 days after the cessation of service, or (ii) the expiration of the term of the Automatic Option. Non-employee members of the Company's Board of Directors who do not serve on the Senior Committee also may be eligible to receive Options or Awards under the Discretionary Program of the 1995 Plan or option grants or direct stock issuances under any other plans of the Company. The Board of Directors believes that the automatic grant of stock options to non-employee directors is necessary to attract, retain and motivate independent directors. The non-discretionary feature is intended to satisfy the requirements of rules adopted under Section 16 of the Exchange Act. Duration and Modification

   The 1995 Plan will remain in effect until January 8, 2006. The Board of Directors of the Company may at any time suspend, amend, or terminate the 1995 Plan, except that without approval of the stockholders of the Company, the Board of Directors may not (i) increase the maximum number of shares of Common Stock subject to the 1995 Plan (except in the case of certain organic changes to the Company), (ii) reduce the exercise price at which Options may be granted or the exercise price for which any outstanding Options may be exercised, (iii) extend the term of the 1995 Plan, (iv) change the class of persons eligible to receive Options or Awards under the 1995 Plan, or (v) materially increase the benefits accruing to participants under the 1995 Plan. In addition, the Board may not, without the consent of the optionholder, take any action that disqualifies any Option previously granted under the Plan for treatment as an incentive stock option or which adversely affects or impairs the rights of the optionholder of any outstanding Option. Notwithstanding the foregoing, the Board of Directors may amend the 1995 Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 under the Exchange Act without the consent of the stockholders of the Company.

401(K) PROFIT SHARING PLAN

   The Company's qualified 401(k) Profit Sharing Plan (the "401(k) Plan") was adopted by the Board of Directors on January 14, 1991, effective as of January 1, 1991, and covers corporate management and restaurant employees. The 401(k) Plan currently provides for a Company matching contribution equal to 25% of the first 6% of the salary deduction a participant elects to defer as a contribution to the 401(k) Plan. The 401(k) Plan further provides for a special discretionary contribution equal to a percentage of a participant's salary to be determined each year by the Company. The Company also may contribute a discretionary amount in addition to the special discretionary contribution. Contributions to the 401(k) Plan by the Company for fiscal 1996 totalled approximately $79,000.

EMPLOYMENT AGREEMENTS

   The Company is a party to employment agreements with Bart A. Brown, Jr. and Gerard T. Bisceglia with terms through December 31, 1998 and October 29, 1999, respectively. Mr. Brown's employment agreement provides for him to serve as the President and Chief Executive Officer and Mr. Bisceglia's employment agreement provides for him to serve as Executive Vice President and Chief Operating Officer of the Company. The employment agreements provide for Mr. Brown and Mr. Bisceglia to receive salaries of $250,000 and $175,000, respectively. In addition, the employment agreements provide that Mr. Brown and Mr. Bisceglia will be eligible to receive discretionary bonuses in amounts determined by the Compensation Committee of the Company's Board of Directors, which is composed of non-management directors, based upon the factors deemed relevant by the Compensation Committee including the performance of the Company. Mr. Brown's employment agreement permits him to engage in other business activities apart from the Company so long as such business activities do not compete with the business of the Company.

   The employment agreements provide for Mr. Brown and Mr. Bisceglia to receive their fixed and bonus compensation to the date of the termination of their employment by reason of resignation and for them to receive fixed compensation to the date of termination of employment for cause as defined in the agreements. In the event of the termination of employment by reason of death or disability, the employment agreements provide for the payment of fixed compensation to Mr. Brown and Mr. Bisceglia for a period of one year from the date of death or disability. In the event of any termination of employment following any "change in control" of the Company as defined in the agreement, the employment agreements also provide for Mr. Brown and Mr. Bisceglia to receive their fixed compensation as if their employment had not been terminated. Section 280G of the Internal Revenue Code may limit the deductibility of such payments for federal income tax purposes. If these payments are not deductible and if the Company has income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that was not offset would be "phantom income" (i.e. income without cash) to the Company. A change in control would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company, or acquisitions of more than 20% of the Company's Common Stock, subject to certain limitations.

   The Company is a party to employment agreements with Steven A. Sherman and Joe W. Panter with terms through December 31, 1998. The employment agreements provide for Mr. Sherman and Mr. Panter to receive salaries of $200,000, $225,000, and $225,000, respectively, for the three years commencing January 1, 1996. In addition, the employment agreements provide that Mr. Sherman and Mr. Panter will be eligible to receive discretionary bonuses in amounts determined by the Compensation Committee of the Company's Board of Directors, which is composed of non-management directors, based upon the factors deemed relevant by the Compensation Committee including the performance of the Company. Mr. Sherman's employment agreement permits him to engage in other business activities apart from the Company so long as such business activities do not compete with the business of the Company.

   The employment agreements provide for Mr. Sherman and Mr. Panter to receive their fixed and bonus compensation to the date of the termination of their employment by reason of resignation and for them to receive fixed compensation to the date of termination of employment for cause as defined in the agreements. In the event of the termination of employment by reason of death or disability, the employment agreements provide for the payment of fixed and bonus compensation to Mr. Panter to the date of death or disability and to Mr. Sherman or his personal representative for one year after death or disability. In the event of any termination of employment following any "change in control" of the Company as defined in the agreement, the employment agreements also provide for Mr. Sherman and Mr. Panter to receive their fixed compensation in a lump sum and bonus payments that would have been payable through the term of the agreement (subject to a minimum bonus of $100,000 per annum) as if their employment had not been terminated. Section 280G of the Internal Revenue Code may limit the deductibility of such payments for federal income tax purposes. If these payments are not deductible and if the Company has income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that was not offset would be "phantom income" (i.e. income without cash) to the Company. A change in control would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company, or acquisitions of more than 20% of the Company's Common Stock, subject to certain limitations.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

   The Certificate of Incorporation and Bylaws of the Company provide that the Company will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer, or agent of the Company or who serves or served any other enterprise or organization at the request of the Company (an "Indemnitee"). Under Delaware law, to the extent that an Indemnitee is successful on the merits of a suit or proceeding brought against him or her by reason of the fact that he or she was a director, officer, or agent of the Company, or serves or served any other enterprise or organization at the request of the Company, the Company will indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys' fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the Company, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses. Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Company also may advance expenses incurred by other employees and agents of the Company upon such terms and conditions, if any, that the Board of Directors of the Company deems appropriate. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressedin the Securities Act of 1933 and is therefore unenforceable.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

   Decisions on compensation of the Company's executives generally are made by the Compensation Committee, consisting of the independent members of the Board of Directors. Compensation decisions during the fiscal year ended December 30, 1996 were made by the Board of Directors. It is anticipated that compensation decisions for fiscal 1997 will be made by a Compensation Committee. The Board of Directors and the Compensation Committee make every effort to ensure that the compensation plan is consistent with the Company's values and is aligned with the Company's business strategy and goals.

   The Company's compensation program for executive officers consists primarily of base salary, bonus, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, which generally are available to all employees of the Company.

   The Company's philosophy is to pay base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that will contribute to the long-term success of the Company in building stockholder value. Stock option grants are intended to result in minimal or no rewards if stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

   The Company follows a subjective and flexible approach rather than an objective or formula approach to compensation. Various factors (as discussed herein) receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended December 30, 1996, the Board of Directors took into account, among other things, the financial results of the Company, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in similar industries.

BASE SALARY AND ANNUAL INCENTIVES

   Base salaries for executive positions are established relative to the Company's financial performance and comparable positions in similarly sized companies. The Compensation Committee, from time to time, may use competitive surveys and outside consultants to help determine the relevant competitive pay levels. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Board of Directors or the Committee also takes into account individual experience and performance, salary levels relative to other positions with the Company, and specific needs particular to the Company.

   Annual incentive awards are based on the Company's financial performance and the efforts of its executives. Performance is measured based on profitability and revenue and the successful achievement of functional and personal goals. No bonuses were paid during the fiscal year ended December 30, 1996.

STOCK OPTION GRANTS

   The Company strongly believes in tying executive rewards directly to the long-term success of the Company and increases in stockholder value through grants of executive stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in the Company's Common Stock. The amount of options granted takes into account options previously granted to an individual. The Company granted options to the Company's executive officers during fiscal 1996. See "Option Grants."

OTHER BENEFITS

   Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage equal to one times base salary to a maximum of $50,000. In addition to these all-employee programs, selected executives participate in an insurance program that would pay them up to 100% of their salary in the event they become disabled.

CHIEF EXECUTIVE OFFICER COMPENSATION

   Mr. Panter served as Chief Executive Officer of the Company from January 1, 1996 until December 16, 1996 and as President of the Company from April 26, 1994 until December 16, 1996. The Board of Directors determined Mr. Panter's salary based on a number of factors, including the Company's performance and his individual performance and salaries paid by comparable companies. Mr. Panter's base salary remained relatively constant during the last three years. Mr. Brown served as President and Chief Executive Officer of the Company from December 16, 1996 through December 30, 1996 for no cash compensation.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

   The Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to the Company's Chief Executive Officer and to each of its other four most highly compensated executive officers. The Company may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. The Company does not believe that its compensation arrangements with any of its executive officers will exceed the limits on deductibility during its current fiscal year.

   This report has been furnished by members of the Board of Directors of the Company.

               John F. Antioco
               Bart A. Brown, Jr.
               Gerard T. Bisceglia
               Joe W. Panter
               Jane Evans
               John C. Metz
               Steven A. Sherman

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG MAIN STREET AND MAIN INCORPORATED,
                       THE NASDAQ STOCK MARKET-U.S. INDEX,
                                AND A PEER GROUP


                                   12/91  12/92  12/93  12/94  12/95  12/96
                                   -----  -----  -----  -----  -----  -----
MAIN STREET AND MAIN INCORPORATED   $100   134    121    57     17     10
PEER GROUP                          $100   191    244   198    281    206
NASDAQ STOCK MARKET-US              $100   116    134   131    185    227



* $100 INVESTED ON 12/31/91 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.
---------------------

(1)  Assumes $100 invested on December 31, 1991.

(2) The stock price and index performance shown in the graph are not necessarily indicative of future results.

(3) The peer group consists of the following eight companies in the restaurant industry: Apple South, Inc., Eateries, Inc., Hamburger Hamlet Restaurants, Inc., Cheesecake Factory, Inc., O'Charley's, Inc., El Chico Restaurants, Inc., Cooker Restaurant Corp., and Ground Round Restaurants, Inc.

        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require directors, officers, and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended December 30, 1996 and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year.

                              CERTAIN TRANSACTIONS

   The Company has adopted a policy that it will not enter into any transactions with directors, officers, or holders of more than 5% of its Common Stock on terms which are less favorable to the Company than could be obtained from independent third parties and that any loans to directors, officers, or 5% stockholders will be approved by a majority of the disinterested directors.

   In December 1993, the Company entered into a five-year lease for space to serve as the corporate offices of the Company. Steven A. Sherman and Joe W. Panter own a majority interest in the building housing the space. The lease was approved by the disinterested directors of the Company. The lease provides for annual rent of approximately $172,000 in 1997 and $175,000 in 1998. Rental payments under this agreement were approximately $166,000 and $169,000 during 1995 and 1996, respectively.

   In May 1991, the Company became a party to a five-year management assistance agreement with AsianStar, Inc. ("AsianStar"). J. Y. Lee, the Chairman and principal stockholder of AsianStar, was a director of the Company from September 27, 1991 to February 13, 1996. The Company recorded approximately $426,000 and $441,000 of income relating to the management assistance agreement during fiscal 1994 and 1995, respectively. In 1996, the Company finalized an agreement with AsianStar to exchange the receivable generated by this agreement, approximately $1,497,000, and cash of approximately $162,000 for an ownership interest in AsianStar. See Note 2 to the Notes to Consolidated Financial Statements.

   During 1996, the Company sold 766,666 shares of its Common Stock at fair market value at the time of purchase to John F. Antioco and Gerard T.
Bisceglia for $1,500,000.

   In January 1997, the Company sold a total of 1,250,000 shares of its Common Stock for $2,500,000, which exceeded the fair market value of the stock on the date of purchase. Of these shares, John F. Antioco and Bart A. Brown, Jr. purchased a total of 500,000 shares and unrelated accredited investors purchased the balance.

   The Company believes that the foregoing transactions were no less favorable to the Company than could be obtained from non-affiliated parties.

      SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) each person who is known to the Company to own beneficially more than 5% of the Company's
Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

NAME AND ADDRESS OF                                     SHARES BENEFICIALLY APPROXIMATE PERCENTAGE
                                                                                OF OUTSTANDING
BENEFICIAL OWNER(1)                                            OWNED              SHARES(2)
------------------------------------------------------ ------------------- ----------------------
John F. Antioco .......................................   1,175,000  (3)           11.5%
Bart A. Brown .........................................     430,000  (4)           4.3%
Gerard T. Bisceglia ...................................     327,566  (5)           3.3%
Joe W. Panter .........................................     158,750  (6)           1.6%
Mark C. Walker ........................................      14,167  (7)           *
Jane Evans ............................................      15,000  (8)           *
John C. Metz ..........................................      25,500  (9)           *
Steven A. Sherman .....................................     432,639 (10)           4.3%
All directors and officers as a group (eight persons)     2,578,622                24.7%

---------------------
* Less than 1.0%.
  (1) Each of such persons may be reached through the Company at 5050 North 40th Street, Suite 200, Phoenix, Arizona 85018, except as set forth in .
  (2) The percentages shown include the shares of Common Stock actually owned as of March 31, 1997 and the shares of Common Stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of March 31, 1997 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
  (3) Includes options to purchase 217,500 shares of Common Stock held by Mr. Antioco.
  (4) Includes options to purchase 100,000 shares held by Mr. Brown.
  (5) Includes options to purchase 50,000 shares held by Mr. Bisceglia.
  (6) Includes options to purchase 30,000 shares held by Mr. Panter. Also includes a total of 110,000 shares of Common Stock owned by a limited liability company in which he is a member.
  (7) Includes options to purchase 11,667 shares held by Mr. Walker.
  (8) Consists of options to purchase 15,000 shares held by Ms. Evans.
  (9) Includes options to purchase 17,500 shares held by Mr. Metz.
 (10) Includes 7,812 shares of Common Stock held by Mr. Sherman's wife, as to which shares Mr. Sherman disclaims any beneficial interest, and options to purchase 13,333 shares held by Mr. Sherman. Also includes a total of 110,000 shares of Common Stock owned by a limited liability company in which he is a member.

           PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                   TO REDUCE AUTHORIZED SHARES OF COMMON STOCK

   The stockholders are being asked to approve a proposal to amend Article Fourth, Section A of the Company's Restated Certificate of Incorporation (the "Certificate"). The Certificate, as currently in effect provides that the Company is authorized to issue two classes of stock consisting of 40,000,000 shares of Common Stock and 5,000,000 of Serial Preferred Stock. In May 1997, the Board of Directors authorized an amendment to the Certificate to decrease the authorized number of shares of Common Stock to 25,000,000 and shares of Serial Preferred Stock to 2,000,000 (the "Amendment"). The text of Article Fourth, Section A, as it proposed to be amended, is set forth in full in the Proposed amendments to the Restated Certificate of Incorporation included in this Proxy Statement as Exhibit A.

   As of March 31, 1997, 9,968,491 shares of Common Stock were issued and outstanding and 510,675 shares of Common Stock were reserved for issuance upon exercise of options under that may be granted under the Company's 1990 and 1995 Stock Option Plans (the "Plans"). In addition, options to acquire a total of 1,250,000 shares of Common Stock were outstanding outside the Plans, and warrants to acquire 364,830 shares of Common Stock were outstanding. During July 1995, the Company amended the Certificate to provide for a one-for-four reverse stock split of the Company's Common Stock. The amendment would permit the Board of Directors to reduce the unissued shares of Common Stock. The Board of Directors believes that this proposed amendment will reduce the amount of authorized and unissued shares to an amount that is applicable to the Company's needs and reduce the Company's franchise fees.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 29, 1997 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                 DEADLINE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

   Stockholder proposals that are intended to be presented by such stockholders at the Annual Meeting of the Company for the fiscal year ending December 29, 1997 must be received by the Company no later than November 30, 1997 in order to be included in the proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

   The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.
                                                          Dated: May 30 , 1997

          This Proxy is Solicited on Behalf of the Board of Directors
                        MAIN STREET AND MAIN INCORPORATED
                      1997 ANNUAL MEETING OF STOCKHOLDERS


         This undersigned stockholder of MAIN STREET AND MAIN INCORPORATED, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 30, 1997, and hereby appoints Bart A. Brown, Jr. and Mark C. Walker, and each of them, proxies and attorneys-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of the Company, to be held on July 14, 1997, at 11:00 a.m., local time, at the Crown Sterling Suites, 2630 East Camelback, Phoenix, Arizona and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


     1.   ELECTION OF DIRECTORS:
          [ ] FOR all nominees listed below (except as indicated)

          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

     If you wish to withhold authority to vote for any individual nominees, strike a line through that nominee's name in the list below:

     John F. Antioco, Bart A. Brown, Jr., Gerard T. Bisceglia, Joe W. Panter, Jane Evans, John C. Metz, Steven A. Sherman

     2. PROPOSAL TO REDUCE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 25,000,000 AND SHARES OF SERIAL PREFERRED STOCK FROM 5,000,000 TO 2,000,000:

                 [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

     3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

                 [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

and upon such matter which may properly come before the meeting or any adjournment or adjournments thereof

(continued from other side)

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE RATIFICATION OF THE PROPOSAL TO REDUCE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 25,000,000 AND SHARES OF SERIAL PREFERRED STOCK FROM 5,000,000 TO 2,000,000; FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorney-in-fact hereunder.

                                        This Proxy  should be dated,   signed by
                                        the stockholder(s) exactly as his or her
                                        name   appears   hereon,   and  returned
                                        promptly  in  the   enclosed   envelope.
                                        Persons signing in a fiduciary  capacity
                                        should so  indicate.  If shares are held
                                        by  joint   tenants   or  as   community
                                        property,   both   stockholders   should
                                        sign.)
                                        Dated:___________________________, 1997
                                        _______________________________________
                                                      (Signature)

                                        _______________________________________
                                               (Signature if jointly held)

 PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.